SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 12, 2004

                                  Bluefly, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

Delaware                        001-14498                 13-3612110
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(State or other jurisdiction    (Commission File Number)  (IRS Employer
of incorporation)                                         Identification Number)

42 West 39th Street, New York, New York                   10018
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(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000


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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        On January 12, 2004, Bluefly, Inc. (the "Company") completed a private placement (the "New Financing") pursuant to which we raised $5,000,000 through the sale of 1,543,209 shares of our common stock and warrants to purchase an additional 385,801 shares of our common stock at an exercise price of $3.96 per share. The proceeds of the New Financing are expected to be used for general corporate purposes.

        The text of the press release relating to such investment is attached hereto as Exhibit 99.1, and the Common Stock and Warrant Purchase Agreement entered into in connection with such transaction is attached hereto as Exhibit
99.2. Each of such Exhibits is incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1    Press release issued by the Company on January 12, 2004.
99.2 Common Stock and Warrant Purchase Agreement, dated as of January 9, 2004, by and among the Company and the Investors listed on Schedule 1 thereto.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BLUEFLY, INC.
                                          (Registrant)

Date:  January 13, 2004                   By: /s/ Patrick C. Barry
                                             -----------------------------------
                                          Name:   Patrick C. Barry
                                          Title:  Chief Operating Officer and
                                                  Chief  Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.
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99.1    Press release issued by the Company on January 12, 2004.
99.2 Common Stock and Warrant Purchase Agreement, dated as of January 9, 2004, by and among the Company and the Investors listed on Schedule 1 thereto.